                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JULY 27, 1995
                                                           -------------


                              NELLCOR INCORPORATED
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)



     DELAWARE                      0-14980                  94-2789249
--------------------------    ------------------       ------------------------
State or other jurisdiction        (Commission              (IRS Employer
  of incorporation                 File No.)           Identification No.)


               4280 HACIENDA DRIVE, PLEASANTON, CALIFORNIA  94588
        ----------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (510) 463-4000
                                                            --------------

ITEM 5.   OTHER EVENTS.

On July 27, 1995, the Company announced record revenue of $264.0 million for the fiscal year ended July 2, 1995, a 12 percent increase over the $235.0 million in the prior year. Net income for fiscal 1995 was $37.2 million, or $2.20 per share, compared to $28.6 million, or $1.70 per share, for fiscal 1994.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

See the Company's Press Release dated July 27, 1995 attached hereto as Exhibit
A.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 1995                     NELLCOR INCORPORATED



                                   By: /s/ Laureen DeBuono
                                      -------------------------------------
                                        Laureen DeBuono
                                        Executive Vice President,
                                        Human Resources,
                                        General Counsel and Secretary